Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of FirstEnergy Corp., an Ohio corporation (the “Corporation”), hereby constitutes and appoints Charles E. Jones, Leila L. Vespoli, Ebony Yeboah-Amankwah, and Kimberly J. Pustulka of Jones Day, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of common shares, $0.10 par value, of the Corporation for the benefit of certain shareholders of the Corporation, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 2nd day of March, 2018.

/s/ Charles E. Jones	/s/ James F. Pearson
Charles E. Jones	James F. Pearson
President, Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ K. Jon Taylor	/s/ Paul T. Addison
K. Jon Taylor	Paul T. Addison
Vice President, Controller and Chief Accounting Officer	Director
(Principal Accounting Officer)

/s/ Michael J. Anderson	/s/ William T. Cottle
Michael J. Anderson	William T. Cottle
Director	Director

/s/ Steven J. Demetriou	/s/ Julia L. Johnson
Steven J. Demetriou	Julia L. Johnson
Director	Director

/s/ Donald T. Misheff	/s/ Thomas N. Mitchell
Donald T. Misheff	Thomas N. Mitchell
Director	Director

/s/ James F. O’Neil III	/s/ Christopher D. Pappas
James F. O’Neil III	Christopher D. Pappas
Director	Director

/s/ Luis A. Reyes	/s/ George M. Smart
Luis A. Reyes	George M. Smart
Director	Director
(Non-Executive Chairman of Board)

/s/ Jerry Sue Thornton	/s/ Sandra Pianalto
Jerry Sue Thornton	Sandra Pianalto
Director	Director